UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

Patriot Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2038 Corte Del Nogal, Suite 141 Carlsbad, CA 92011-1478
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 795-8517

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Patriot Scientific Corporation (the “Company”) held its 2016 Annual Meeting on May 4, 2017.  Out of 401,392,948 shares of our Common Stock (as of the record date of March 9, 2017) entitled to vote at the Annual Meeting, there were 255,102,024 shares present in person or represented by proxy, representing 63.55% of the total outstanding shares of our Common Stock entitled to vote.

The final voting results of each proposal are set forth below.

Proposal No. 1: Election of the Board of Directors to serve until the Company’s 2017 Annual Meeting of Stockholders.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Gloria H. Felcyn	12,904,700	31,511,786	210,685,538
Carlton M. Johnson, Jr.	18,152,684	26,263,802	210,685,538
Clifford L. Flowers	19,510,184	24,906,302	210,685,538

Proposal No. 2: To ratify the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the current fiscal year ending May 31, 2017.

Votes For	Votes Against	Abstain
158,079,982	76,780,383	20,241,659

Proposal No. 3: To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2016 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstain	Broker Non-Votes
13,027,032	28,669,403	2,720,051	210,685,538

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Scientific Corporation

Date: May 4, 2017	By: /s/ Clifford L. Flowers
Clifford L. Flowers
Chief Financial Officer

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